UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 29, 2005

LIBERTY MEDIA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50671	20-0893138

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
LIBERTY GLOBAL UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
General
Consummated Transactions
Unaudited Condensed Pro Forma Combined Balance Sheet
Unaudited Condensed Pro Forma Combined Statement of Operations
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
Purchase Agreement - Liberty Programming Argentina, LLC
Purchase Agreement - Liberty Pan American Sports, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

     On April 29, 2005, we sold our entire equity interest in Fox Pan American Sports, LLC, which we refer to as FPAS, and a $4 million convertible subordinated note issued by FPAS, to another unaffiliated member of FPAS for a cash purchase price of $5 million. In addition, we refinanced $3.2 million of debt owed to us by Torneos y Competencias S.A., which we refer to as TyC, and our majority owned subsidiary, Liberty Programming Argentina, LLC, which we refer to as LPA LLC, sold its entire equity interest in TyC to an unrelated entity for total consideration of $20.94 million, consisting of $13 million in cash and a $7.94 million secured promissory note issued by FPAS and assigned to us by the purchaser. The minority owner of LPA LLC is entitled to approximately $4.4 million of the total consideration received in connection with the sale of TyC. TyC is an independent producer of Argentine sports and entertainment programming. FPAS develops and operates multiple Spanish language subscription television and radio services and is a principal customer of TyC. Prior to the consummation of these transactions, we used the equity method to account for TyC and FPAS.

Item 9.01 Financial Statements and Exhibits

    (b)  Pro forma financial information

           Liberty Media International, Inc.

           Unaudited Condensed Pro Forma Combined Financial Statements

           Unaudited Condensed Pro Forma Combined Balance Sheet as of December 31, 2004

           Unaudited Condensed Pro Forma Combined Statements of Operations for the year ended December 31, 2004

           Notes to Unaudited Condensed Pro Forma Combined Financial Statements

    (c)  Exhibits

10.1	Purchase agreement dated April 28, 2005, by and between Liberty Programming Argentina, LLC and FTR Investments Corp.

10.2	Purchase agreement dated April 28, 2005, by and between Liberty Pan American Sports, Inc. and Pan American Sports Enterprises Company.

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY MEDIA INTERNATIONAL, INC.
Date: May 3, 2005	By:	/s/ Leonard P. Stegman
		Name:	Leonard P. Stegman
		Title:	Vice President

2

LIBERTY MEDIA INTERNATIONAL, INC.

UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS
General
The accompanying unaudited condensed pro forma combined financial statements of Liberty Media International, Inc. (LMI) reflect the pro forma effects of the July 1, 2004 acquisition of Suez-Lyonnaise Télécom SA (Noos), the April 1, 2005 acquisition of the remaining 19.9% minority interest in UPC Broadband France SAS (UPC Broadband France), the January 1, 2005 consolidation of LMI/Sumisho Super Media LLC (Super Media) and Jupiter Telecommunications Co., Ltd. (J-COM), and the April 29, 2005 sale of LMI’s interests in Torneos y Competeneias S.A. (TyC) and Fox Pan American Sports, LLC (FPAS) (collectively, the Consummated Transactions).
The following unaudited condensed pro forma combined balance sheet of LMI, dated as of December 31, 2004, assumes that the consolidation of Super Media and J-COM, the acquisition of the remaining 19.9% minority interest in UPC Broadband France, and the sale of LMI’s interests in TyC and FPAS were effective as of such date. The following unaudited condensed pro forma combined statement of operations of LMI for the year ended December 31, 2004 includes the pro forma effects of the Consummated Transactions, as if each of such transactions were effective as of January 1, 2004.

The unaudited pro forma results do not purport to be indicative of the financial position and results of operations that LMI will obtain in the future, or that LMI would have obtained if the Consummated Transactions were effective as of the dates indicated above. These unaudited condensed pro forma combined financial statements of LMI have been derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto of LMI, J-COM and Noos. The historical consolidated financial statements and related notes thereto of LMI and J-COM are included in LMI's Annual Report on Form 10-K/A (Amendment No. 3). The historical consolidated financial statements and related notes thereto of Noos are included in LMI's Current Report on Form 8-K/A (Amendment No. 1) dated July 26, 2004.

Consummated Transactions
Acquisitions of Noos and the Remaining 19.9% Minority Interest in UPC Broadband France
Noos Acquisition. On July 1, 2004, UPC Broadband France SAS (UPC Broadband France), an indirect wholly owned subsidiary of LMI's majority owned subsidiary, UnitedGlobalCom, Inc. (UGC) and the owner of UGC’s French cable television operations, acquired Noos from Suez SA (Suez). Noos is a provider of digital and analog cable television services and high-speed internet access services in France. The final purchase price for a 100% interest in Noos was approximately €567,102,000 ($689,989,000 at July 1, 2004), consisting of €487,085,000 ($592,633,000 at July 1, 2004) in cash, a 19.9% equity interest in UPC Broadband France valued at approximately €71,339,000 ($86,798,000 at July 1, 2004) and €8,678,000 ($10,558,000 at July 1, 2004) in direct acquisition costs.
UGC accounted for this transaction as the acquisition of an 80.1% interest in Noos and the sale of a 19.9% interest in UPC Broadband France. Under the purchase method of accounting, the final purchase price was allocated to the acquired identifiable tangible and intangible assets and liabilities based upon their respective fair values.
Acquisition of Remaining Minority Interest in UPC Broadband France. On April 1, 2005, UGC purchased the remaining 19.9% minority interest in UPC Broadband France for €90,105,000 ($122,876,000 at April 1, 2005) in cash. This acquisition will be accounted for as a “step acquisition” by UGC of the remaining 19.9% minority interest in UPC Broadband France. As UPC Broadband France was a consolidated subsidiary of UGC at December 31, 2004, the purchase price will first be applied to eliminate the minority interest in UPC Broadband France from the consolidated balance sheet of UGC, and the remaining purchase price will be allocated on a pro rata basis to the identifiable assets and liabilities of UPC Broadband France based upon their respective fair values at April 1, 2005 and the 19.9% minority interest in UPC Broadband France acquired by UGC on that date. Any excess purchase price that remains after amounts have been allocated to the net identifiable assets of UPC Broadband France will be recorded as goodwill. The preliminary purchase price allocation reflected in the accompanying unaudited condensed pro forma combined financial statements is subject to adjustment based upon the final assessment of the fair values of UPC Broadband France’s identifiable assets and liabilities.

Consolidation of Super Media/J-COM.
J-COM owns and operates broadband businesses in Japan. On December 28, 2004, LMI’s 45.45% ownership interest in J-COM, and a 19.78% interest in J-COM owned by Sumitomo Corporation (Sumitomo) were combined in Super Media. Super Media’s investment in J-COM was originally recorded at the respective historical cost bases of LMI and Sumitomo on the date that their J-COM interests were combined in Super Media. As a result of these transactions, LMI held a 69.68% noncontrolling interest in Super Media, and Super Media held a 65.23% controlling interest in J-COM at December 31, 2004. At December 31, 2004, Sumitomo also held a 12.25% direct interest in J-COM and Microsoft Corporation (Microsoft) held a 19.46% beneficial interest in J-COM.
Due to certain veto rights held by Sumitomo, LMI accounted for its 69.68% ownership interest in Super Media using the equity method of accounting at December 31, 2004. On February 18, 2005, J-COM announced an initial public offering of its common shares in Japan. Under the terms of the operating agreement of Super Media, LMI’s casting or tie-breaking vote with respect to decisions of the management committee became effective upon this announcement. Super Media is managed by a management committee consisting of two members, one appointed by LMI and one appointed by Sumitomo. From and after February 18, 2005, the management committee member appointed by LMI has a casting or deciding vote with respect to any management committee decision that LMI and Sumitomo are unable to agree on, with the exception of the terms of the initial public offering of J-COM. Certain decisions with respect to Super Media will continue to require the consent of both members rather than the management committee. These include any decision to engage in any business other than holding J-COM shares, sell J-COM shares, issue additional units in Super Media, make in-kind distributions or dissolve Super Media, in each case other than as contemplated by the Super Media operating agreement.
As a result of the above-described change in the governance of Super Media, LMI began accounting for Super Media and J-COM as consolidated subsidiaries effective January 1, 2005.
On March 23, 2005, Sumitomo contributed additional J-COM shares to Super Media, increasing Sumitomo’s interest in Super Media to 32.4%, and decreasing LMI’s interest in Super Media to 67.6%. Sumitomo is obligated to contribute to Super Media all of its remaining equity interest in J-COM during 2005. Sumitomo and LMI are generally required to contribute to Super Media any additional shares of J-COM that either party acquires and to permit the other party to participate in any additional acquisition of J-COM shares during the term of Super Media. Also on March 23, 2005, J-COM completed an initial public offering of its common shares. After giving effect to Sumitomo’s additional contribution of J-COM shares to Super Media and the consummation of J-COM’s initial public offering, including the subsequent exercise of the underwriters’ overallotment option, Super Media’s ownership interest in J-COM is 54.46%. The accompanying unaudited condensed pro forma combined financial statements do not give effect to the proceeds received by J-COM in connection with the initial public offering or to the aforementioned changes in (i) LMI’s ownership interest in Super Media, or (ii) Super Media’s ownership interest in J-COM.
Sale of Equity Interests in TyC and FPAS
On April 29, 2005, LMI sold its entire equity interest in Fox Pan American Sports, LLC (FPAS), and a $4 million convertible subordinated note issued by FPAS, to another unaffiliated member of FPAS for a cash purchase price of $5,000,000. In addition, LMI’s majority owned subsidiary, Liberty Programming Argentina, LLC (LPA LLC), sold its entire equity interest in TyC to an unrelated entity for total consideration of $20,940,000, consisting of $13,000,000 in cash and a $7,940,000 secured promissory note issued by FPAS and assigned to LMI by the purchaser. The minority owner of LPA LLC is entitled to approximately $4,399,000 of the total consideration received in connection with the sale of TyC. TyC is an independent producer of Argentine sports and entertainment programming. FPAS develops and operates multiple Spanish language subscription television and radio services and is a principal customer of TyC. Prior to the consummation of these transactions, LMI used the equity method to account for TyC and FPAS.

LIBERTY MEDIA INTERNATIONAL, INC.
Unaudited Condensed Pro Forma Combined Balance Sheet
December 31, 2004

			Pro forma
	Historical		(Consummated Transactions)

			Adjustments —
			increase (decrease)

			Super Media/		UPC Broadband		TyC/		As
	LMI	J-COM	J-COM		France		FPAS		adjusted

	as restated*
	amounts in thousands
Assets:
Cash and cash equivalents	$2,531,486	101,749	—		(122,876	)(5)	13,601	(6)	2,523,960
Receivables and other current assets	661,097	165,535	—		—		—		826,632
Investments and related receivables	2,704,250	65,178	(2,517	)(1)	—		(22,667	)(6)	1,694,293
			(1,049,951	)(2)
Property and equipment, net	4,303,099	2,441,196	—		—		—		6,744,295
Intangible assets not subject to amortization	2,897,953	1,373,486	501,799	(3)	29,348	(5)	—		4,802,586
Other assets	604,478	142,392	—		—		7,940	(6)	754,810

Total assets	$13,702,363	4,289,536	(550,669)		(93,528)		(1,126)		17,346,576

Liabilities and Stockholders’ Equity:
Current liabilities	$1,421,092	375,794	(2,517	)(1)	—		—		1,794,369
Debt, excluding current portion	4,955,919	2,112,722	—		—		—		7,068,641
Deferred income tax liabilities, excluding current portion	458,138	—	—		—		—		458,138
Other liabilities	409,998	440,371	—		—		—		850,369

Total liabilities	7,245,147	2,928,887	(2,517)		—		—		10,171,517

Minority interests in subsidiaries	1,216,710	9,513	802,984	(4)	(93,528	)(5)	(2,801	)(6)	1,932,878

Stockholders’ Equity:
Common stock	1,758	—	—		—		—		1,758
Additional paid-in capital	7,001,635	—	—		—		—		7,001,635
Accumulated deficit	(1,649,007)	—	—		—		(53,884	)(6)	(1,702,891)
Accumulated other comprehensive loss, net of taxes	14,010	—	—		—		55,559	(6)	69,569
Treasury stock	(127,890)	—	—		—		—		(127,890)
J-COM equity	—	1,351,136	(1,351,136	)(2)	—		—		—

Total stockholders’ equity	5,240,506	1,351,136	(1,351,136)		—		1,675		5,242,181

Total liabilities and stockholders’ equity	$13,702,363	4,289,536	(550,669)		(93,528)		(1,126)		17,346,576

*	See note 23 to the consolidated financial statements of LMI, included in its Annual Report on Form 10-K/A (Amendment No. 3).
See notes to unaudited condensed pro forma combined financial statements.

LIBERTY MEDIA INTERNATIONAL, INC.
Unaudited Condensed Pro Forma Combined Statement of Operations
Year ended December 31, 2004

				Pro forma
	Historical			(Consummated Transactions)

				Adjustments —
				increase (decrease)

						UPC		Super
						Broadband		Media/		TyC/		As
	LMI	Noos**	J-COM	Noos**		France		J-COM		FPAS		adjusted

	as restated*
	amounts in thousands
Revenue	$2,644,284	199,880	1,504,709	—		—		—		—		4,348,873
Operating, selling, general and administrative expenses	(1,756,136)	(147,126)	(915,112)	—		—		—		—		(2,818,374)
Stock compensation	(142,762)	—	(783)	—		—		—		—		(143,545)
Depreciation and amortization	(960,888)	(73,052)	(378,868)	(2,978	)(7)	—		—		—		(1,415,786)
Other operating expenses	(98,371)	—	—	—		—		—		—		(98,371)

Operating income (loss)	(313,873)	(20,298)	209,946	(2,978)		—		—		—		(127,203)

Other income (expense):
Interest expense	(307,015)	(40,394)	(94,958)	37,702	(8)	—		9,428	(12)	—		(395,237)
Share of earnings of affiliates, net	38,710	—	5,677	—		—		(45,092	)(13)	23,488	(13)	22,783
Gain on exchange of investment security	178,818	—	—	—		—		—		—		178,818
Gain on extinguishment of debt	35,787	—	—	—		—		—		—		35,787
Other, net	164,730	727	337	—		—		(9,428	)(12)	—		156,366

	111,030	(39,667)	(88,944)	37,702		—		(45,092)		23,488		(1,483)

Earnings (loss) before income tax and minority interest	(202,843)	(59,965)	121,002	34,724		—		(45,092)		23,488		(128,686)
Income tax benefit (expense)	17,449	(101)	(17,315)	—	(9)	—	(9)	15,640	(9)	—	(9)	15,673
Minority interests in losses (earnings) of subsidiaries	167,336	—	(4,231)	11,759	(10)	(3,844	) (11)	(54,251	)(14)	—		116,769

Net earnings (loss)	$(18,058)	(60,066)	99,456	46,483		(3,844)		(83,703)		23,488		3,756

Earnings (loss) per common share	$(0.11)											0.02

Weighted average shares outstanding (15)	162,481											162,481

*	See note 23 to the consolidated financial statements of LMI, included in its Annual Report on Form 10-K/ A (Amendment No. 3).

**	For the 6 months ended June 30, 2004.
See notes to unaudited condensed pro forma combined financial statements.

LIBERTY MEDIA INTERNATIONAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements
December 31, 2004

(1)	Represents the elimination of intercompany balances between LMI and J-COM.

(2)	Represents the elimination of LMI’s equity method investment in J-COM and the elimination of J-COM’s stockholders’ equity.

(3)	Represents the increase in goodwill for the aggregate amount of the excess of Super Media’s investment in J-COM over its proportionate share of J-COM’s equity. Super Media’s investment in J-COM was originally recorded at the respective historical cost bases of LMI and Sumitomo on the date that their J-COM interests were combined in Super Media.

(4)	Represents the minority interests in Super Media and J-COM, as set forth below (amounts in thousands):

Minority interest in J-COM	$480,457
Minority interest in Super Media	322,527

$802,984

(5)	Represents the adjustments required to reflect the acquisition of the remaining 19.9% minority interest in UPC Broadband France for a cash payment of €90,105,000 ($122,876,000 at April 1, 2005). For purposes of these unaudited condensed pro forma combined financial statements, it has been assumed that the historical cost of UPC Broadband France’s existing assets and liabilities approximate their fair value. Accordingly, the excess purchase price, after the elimination of the carrying value of the UPC Broadband France minority interest, has been allocated to goodwill. Consistent with the requirements of Statement of Financial Accounting No. 142, Goodwill and Other Intangible Assets (Statement 142), the unaudited condensed pro forma combined statements of operations do not reflect any amortization of this goodwill. The final allocation of the purchase price will be based upon appraisals and may result in the allocation of consideration to identifiable assets and liabilities, including assets with definitive lives. To the extent that consideration is allocated to assets with definitive lives, the final allocation of the purchase price could result in additional depreciation and or amortization expense that in turn would result in higher operating losses, net losses and net loss per share in subsequent periods. For example, if the entire excess consideration of $29,348,000 had been allocated to property and equipment that had a weighted average life of 10 years, the accompanying unaudited condensed pro forma combined statements of operations of LMI for the year ended December 31, 2004 would have reflected (i) an increase in the pro forma operating loss of $2,935,000; (ii) a decrease in the pro forma net earnings of $2,935,000; and (iii) a decrease in the pro forma earnings per common share of $0.01.

(6)	On April 29, 2005, LMI sold its entire equity interest in FPAS, and a $4 million convertible subordinated note issued by FPAS, to another unaffiliated member of FPAS for a cash purchase price of $5,000,000. In addition, LMI’s majority owned subsidiary, LPA LLC, sold its entire equity interest in TyC to an unrelated entity for total consideration of $20,940,000, consisting of $13,000,000 in cash and a $7,940,000 secured promissory note issued by FPAS and assigned to LMI by the purchaser. The minority owner of LPA LLC is entitled to approximately $4,399,000 of the total consideration received in connection with the sale of TyC. At December 31, 2004, the carrying value of LMI’s investment in (i) the equity of TyC was $18,000,000 and (ii) the debt and equity of FPAS was $4,667,000. In addition, cumulative foreign currency translation losses related to TyC of $86,446,000, net of related taxes of $30,887,000, were included in accumulated other comprehensive earnings, net of taxes at December 31, 2004. The adjustments required to the unaudited condensed pro forma combined balance sheet to account for the disposition of LMI’s interests in TyC & FPAS are as follows:

	TyC	FPAS	Total

	amounts in thousands
Record cash consideration allocable to LMI	$8,601	5,000	13,601
Record promissory note from FPAS	7,940	—	7,940
Eliminate investments in TyC and FPAS	(18,000)	(4,667)	(22,667)
Eliminate cumulative foreign currency translation losses related to TyC, net of taxes, from accumulated comprehensive earnings	(55,559)	—	(55,559)
Adjust minority interest in LPA LLC to zero	2,801	—	2,801

Record decrease (increase) in accumulated deficit resulting from nonrecurring gain (loss) incurred in connection with the dispositions	$(54,217)	333	(53,884)

The increase to LMI’s accumulated deficit presented above, which is directly attributable to the disposition of TyC and FPAS, has not been reflected in the unaudited condensed pro forma combined statement of operations due to its nonrecurring nature.

LIBERTY MEDIA INTERNATIONAL, INC.
Notes to Unaudited Condensed Pro Forma Combined Financial Statements — (Continued)
December 31, 2004

(7)	The pro forma adjustment to depreciation and amortization expense consists of the depreciation and amortization of Noos purchase price allocations to property and equipment (estimated weighted average life of 9.5 years) and amortizable intangible assets (estimated lives ranging from 3 to 6 years).

(8)	Represents the elimination of $40,394,000 of Noos’ historical interest expense, as UPC Broadband France did not assume the related debt, less $2,692,000 of interest expense on the debt incurred by UGC to finance a portion of the Noos acquisition.

(9)	Represents the tax effects of the pro forma adjustments related to the consolidation of Super Media and J-COM. The pro forma adjustments associated with the (i) acquisitions of Noos and the remaining 19.9% minority interest in UPC Broadband France and (ii) sale of LMI’s equity interests in TyC and FPAS, are expected to have no significant impact on pro forma income tax benefit (expense) due primarily to the fact that the pro forma adjustments relate to jurisdictions where valuation allowances have been provided against deferred tax assets.

(10)	Represents the share of Noos’ pro forma operating results for the six months ended June 30, 2004 that is allocable to the owners of the minority interests in UGC.

(11)	Represents the pro forma adjustment to eliminate the minority interest’s $7,172,000 share of UPC Broadband France’s historical net loss for the six months ended December 31, 2004, and to reflect the $3,328,000 share of such adjustment that is allocable to the owners of the minority interests in UGC.

(12)	Represents the elimination of (i) intercompany interest on shareholder loans between J-COM and LMI and (ii) guarantee fees earned by LMI from J-COM.

(13)	Represents the elimination of LMI’s (i) share of earnings of J-COM as a result of the consolidation of Super Media and J-COM and (ii) share of losses of TyC and FPAS as a result of LMI’s sale of its equity interests in TyC and FPAS.

(14)	Represents pro forma adjustments to minority interests in losses (earnings) of subsidiaries as a result of the consolidation of Super Media and J-COM as follows (amounts in thousands):

Minority interest in J-COM (34.77%)	$(34,581)
Minority interest in Super Media (30.32%)	(19,670)

$(54,251)

(15)	The historical and pro forma weighted average shares outstanding assume that the June 7, 2004 distribution of LMI common stock to the stockholders of Liberty occurred on January 1, 2004.

Index to Exhibits

10.1	Purchase agreement dated April 28, 2005, by and between Liberty Programming Argentina, LLC and FTR Investments Corp.

10.2	Purchase agreement dated April 28, 2005, by and between Liberty Pan American Sports, Inc. and Pan American Sports Enterprises Company.